RCI Reports 4Q22 Results: Total Revenues $71.4M, GAAP EPS $1.15, Non-GAAP EPS $1.45
Twitter Spaces Conference Call at 4:30 PM ET Today; Meet Management at 7 PM ET Tonight
HOUSTON—December 14, 2022—RCI Hospitality Holdings, Inc. (Nasdaq: RICK) today reported results and filed its Form 10-K for the fiscal 2022 fourth quarter and year ended September 30, 2022.

Summary Financials	4Q22	Change YoY	FY22	Change YoY
Total Revenues	$71.4M	29.9%	$267.6M	37.1%
EPS	$1.15	342.3%	$4.91	45.7%
Non-GAAP EPS*	$1.45	-8.2%	$5.38	31.9%
Net Cash from Operating Activities	$17.8M	81.7%	$64.5M	53.6%
Free Cash Flow*	$14.5M	71.6%	$58.9M	63.3%
Net Income Attributable to RCIHH Common Stockholders	$10.6M	361.4%	$46.0M	51.8%
Adjusted EBITDA*	$24.2	37.8%	$86.7M	44.0%
Basic & Diluted Shares	9.3M	2.8%	9.4M	4.2%
* See “Non-GAAP Financial Measures” below.

Status FY23 Share Buybacks	Repurchased Shares	Cash Used for Repurchase	Average Price Per Share
1Q23 to Date as of 12/9/22**	1,500	$97,530	$65.02
** Remaining stock purchase authorization of $18.8 million.
Eric Langan, President and CEO of RCI Hospitality Holdings, Inc., said: “We had a great FY22 and look forward to a strong FY23. Our nightclub business should see the full year benefit of the 15 acquisitions and two reopenings in FY22; the addition of the FY23 acquisition of Heartbreakers and the pending acquisition of the Baby Dolls and Chicas Locas chains; and other possible acquisitions under consideration. We’ll also be developing our exciting new Rick’s Cabaret Steakhouse & Casino in Central City, CO. The focus of our Bombshells business will be creating a strong lineup of new company-owned and franchised units in Texas, Alabama, and Colorado that should start opening in FY24. As always, thanks to our loyal and dedicated teams for all their hard work and effort.”
Conference Call at 4:30 PM ET Today
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4Q22 Segments
•Nightclubs: Revenues of $56.6 million, operating margin of 39.7% (41.6% non-GAAP), and operating income of $22.5 million ($23.6 million non-GAAP). The fourth quarter of FY22 was the second period since 1Q20 not affected by COVID. The 15 new club acquisitions in FY22 contributed sales of $14.9 million, high-margin service revenues increased 53.6% year-over-year, and same-store sales increased.1
•Bombshells: Revenues of $14.0 million, operating margin of 15.5%, and operating income of $2.2 million. The company-owned Arlington, TX, location (opened December 2021) contributed $1.4 million in sales, and same-store sales declined.1 The first full quarter of the franchise-owned San Antonio location (opened late June 2022) contributed more than $0.1 million in royalties and incurred $0.3 million in start-up expenses as per the franchising agreement. Excluding these costs, segment operating margin would have been approximately 18%.
4Q22 Consolidated (Comparisons are to 4Q21 and % are of total revenues unless indicated otherwise)
•Cost of goods sold: 12.9% vs. 14.9% due to the increased mix of higher-margin service revenues of 36.5% vs. 31.0%.
•Salaries and wages: Approximately level at 25.3% vs. 25.6%.
•SG&A: 31.3% vs. 27.6%. 4Q22 included increased expenses related to newly acquired and reopened locations. SG&A also included $2.4 million non-cash stock-based compensation related to previously announced $100 per share options granted to a limited number of top executives and management team members. Excluding stock-based compensation, 4Q22 SG&A would have been approximately 28%.
•Depreciation and amortization: 6.7% vs. 3.7%. 4Q22 reflected non-cash amortization of intangible assets on newly acquired leased locations.
•Other charges and gains: The Nightclubs segment included a $1.7 million gain on sales of a business and assets in 4Q22 compared to $11.9 million impairment in 4Q21.
•Operating margin: 25.2% vs. 6.6% (30.0% vs. 28.4% non-GAAP).
•Interest expense: 4.8% vs. 5.3% reflecting higher sales partially offset by higher debt from club and Bombshells site acquisitions over the course of the year.
•Income tax: $4.0 million expense compared to $1.6 million benefit. The FY22 effective tax rate was 23.4% vs. 11.7%.
•Weighted average shares outstanding: Increased 2.8% due to shares issued for clubs acquired in October 2021, partially offset by subsequent share repurchases.
•Debt: $202.5 million at 9/30/22 compared to $188.0 million at 6/30/22. The increase primarily reflected seller financing used in the July 2022 Cheetah acquisition.
Note
The novel coronavirus (COVID-19) pandemic has disrupted and may continue to disrupt our business, which has and could continue to materially affect our operations, financial condition, and results of operations for an extended period of time. All references to the “company,” “we,” “our,” and similar terms include RCI Hospitality Holdings, Inc., and its subsidiaries, unless the context indicates otherwise.
Non-GAAP Financial Measures
In addition to our financial information presented in accordance with GAAP, management uses certain non-GAAP financial measures, within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor non-GAAP financial measures because it describes the operating performance of the Company and helps management and investors gauge our ability to generate cash flow, excluding (or including) some items that management believes are not representative of the ongoing business operations of the Company, but are included in (or excluded from) the most directly comparable measures calculated and presented in accordance with GAAP. Relative to each of the non-GAAP financial measures, we further set forth our rationale as follows:
•Non-GAAP Operating Income and Non-GAAP Operating Margin. We calculate non-GAAP operating income and non-GAAP operating margin by excluding the following items from income from operations and operating margin: (a) amortization of intangibles, (b) impairment of assets, (c) gains or losses on sale of businesses and assets, (d) gains or losses on insurance, (e) settlement of lawsuits, (f) costs and charges related to debt refinancing, and (g) stock-based compensation. We believe that excluding these items assists investors in evaluating period-over-period changes in our operating income and operating margin without the impact of items that are not a result of our day-to-day business and operations.
•Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share. We calculate non-GAAP net income and non-GAAP net income per diluted share by excluding or including certain items to net income attributable to RCIHH common stockholders and diluted earnings per share. Adjustment items are: (a) amortization of intangibles, (b)
1 See our October 11, 2022 news release on 4Q22 sales for more details.

impairment of assets, (c) gains or losses on sale of businesses and assets, (d) gains or losses on insurance, (e) unrealized loss on equity securities, (f) settlement of lawsuits, (g) gain on debt extinguishment, (h) costs and charges related to debt refinancing, (i) stock-based compensation, (j) the income tax effect of the above-described adjustments, and (k) change in deferred tax asset valuation allowance. Included in the income tax effect of the above adjustments is the net effect of the non-GAAP provision for income taxes, calculated at 22.8%, 13.5%, and 26.0% effective tax rate of the pre-tax non-GAAP income before taxes for the 2022, 2021, and 2020, respectively, and the GAAP income tax expense (benefit). We believe that excluding and including such items help management and investors better understand our operating activities.
•Adjusted EBITDA. We calculate adjusted EBITDA by excluding the following items from net income attributable to RCIHH common stockholders: (a) depreciation and amortization, (b) income tax expense (benefit), (c) net interest expense, (d) gains or losses on sale of businesses and assets, (e) gains or losses on insurance (f) unrealized gains or losses on equity securities, (g) impairment of assets, (h) settlement of lawsuits, (i) gain on debt extinguishment, and (j) stock-based compensation. We believe that adjusting for such items helps management and investors better understand our operating activities. Adjusted EBITDA provides a core operational performance measurement that compares results without the need to adjust for federal, state and local taxes which have considerable variation between domestic jurisdictions. The results are, therefore, without consideration of financing alternatives of capital employed. We use adjusted EBITDA as one guideline to assess the unleveraged performance return on our investments. Adjusted EBITDA multiple is also used as a target benchmark for our acquisitions of nightclubs.
•Management also uses non-GAAP cash flow measures such as free cash flow. Free cash flow is derived from net cash provided by operating activities less maintenance capital expenditures. We use free cash flow as the baseline for the implementation of our capital allocation strategy.
About RCI Hospitality Holdings, Inc. (Nasdaq: RICK) (Twitter: @RCIHHinc)
With more than 60 locations, RCI Hospitality Holdings, Inc., through its subsidiaries, is the country’s leading company in adult nightclubs and sports bars/restaurants. See all our brands at www.rcihospitality.com.
Forward-Looking Statements
This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the company's actual results to differ materially from those indicated, including, but not limited to, the risks and uncertainties associated with (i) operating and managing an adult entertainment or restaurant business, (ii) the business climates in cities where it operates, (iii) the success or lack thereof in launching and building the company's businesses, (iv) cyber security, (v) conditions relevant to real estate transactions, (vi) the impact of the COVID-19 pandemic, and (vii) numerous other factors such as laws governing the operation of adult entertainment or restaurant businesses, competition and dependence on key personnel. For more detailed discussion of such factors and certain risks and uncertainties, see RCI's annual report on Form 10-K for the year ended September 30, 2022, as well as its other filings with the U.S. Securities and Exchange Commission. The company has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.
Media & Investor Contacts
Gary Fishman and Steven Anreder at 212-532-3232 or gary.fishman@anreder.com and steven.anreder@anreder.com

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share, number of shares and percentage data)

	For the Three Months Ended				For the Twelve Months Ended
	September 30, 2022		September 30, 2021		September 30, 2022		September 30, 2021
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues
Sales of alcoholic beverages	$29,812	41.8%	$23,960	43.6%	$113,316	42.3%	$86,685	44.4%
Sales of food and merchandise	10,666	14.9%	10,906	19.9%	44,294	16.6%	41,111	21.1%
Service revenues	26,067	36.5%	17,019	31.0%	93,888	35.1%	55,461	28.4%
Other	4,833	6.8%	3,056	5.6%	16,122	6.0%	12,001	6.1%
Total revenues	71,378	100.0%	54,941	100.0%	267,620	100.0%	195,258	100.0%
Operating expenses
Cost of goods sold
Alcoholic beverages sold	5,248	17.6%	4,270	17.8%	20,155	17.8%	15,883	18.3%
Food and merchandise sold	3,781	35.4%	3,833	35.1%	15,537	35.1%	13,794	33.6%
Service and other	147	0.5%	70	0.3%	317	0.3%	374	0.6%
Total cost of goods sold (exclusive of items shown below)	9,176	12.9%	8,173	14.9%	36,009	13.5%	30,051	15.4%
Salaries and wages	18,025	25.3%	14,071	25.6%	68,447	25.6%	50,627	25.9%
Selling, general and administrative	22,352	31.3%	15,141	27.6%	78,847	29.5%	54,608	28.0%
Depreciation and amortization	4,755	6.7%	2,041	3.7%	12,391	4.6%	8,238	4.2%
Other charges (gains), net	(890)	-1.2%	11,898	21.7%	467	0.2%	13,186	6.8%
Total operating expenses	53,418	74.8%	51,324	93.4%	196,161	73.3%	156,710	80.3%
Income from operations	17,960	25.2%	3,617	6.6%	71,459	26.7%	38,548	19.7%
Other income (expenses)
Interest expense	(3,454)	-4.8%	(2,913)	-5.3%	(11,950)	-4.5%	(9,992)	-5.1%
Interest income	90	0.1%	59	0.1%	411	0.2%	253	0.1%
Non-operating gains (losses), net	—	—%	(26)	—%	211	0.1%	5,330	2.7%
Income before income taxes	14,596	20.4%	737	1.3%	60,131	22.5%	34,139	17.5%
Income tax expense (benefit)	4,015	5.6%	(1,551)	-2.8%	14,071	5.3%	3,989	2.0%
Net income	10,581	14.8%	2,288	4.2%	46,060	17.2%	30,150	15.4%
Net loss (income) attributable to noncontrolling interests	31	—%	12	—%	(19)	—%	186	0.1%
Net income attributable to RCIHH common shareholders	$10,612	14.9%	$2,300	4.2%	$46,041	17.2%	$30,336	15.5%

Earnings per share
Basic and diluted	$1.15		$0.26		$4.91		$3.37

Weighted average shares outstanding
Basic and diluted	9,249,864		8,999,910		9,383,445		9,004,744

Dividends per share	$0.05		$0.04		$0.19		$0.16

RCI HOSPITALITY HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES
(in thousands, except per share and percentage data)

	For the Three Months Ended		For the Twelve Months Ended
	September 30,	September 30,	September 30,	September 30,
	2022	2021	2022	2021
Reconciliation of GAAP net income to Adjusted EBITDA
Net income attributable to RCIHH common stockholders	$10,612	$2,300	$46,041	$30,336
Income tax expense	4,015	(1,551)	14,071	3,989
Interest expense, net	3,364	2,854	11,539	9,739
Settlement of lawsuits	708	1,069	1,417	1,349
Impairment of assets	166	11,940	1,888	13,612
Gain on sale of businesses and assets	(1,709)	(67)	(2,375)	(522)
Gain on debt extinguishment	—	—	(138)	(5,329)
Unrealized loss on equity securities	(1)	26	—	84
Gain on insurance	(55)	(1,044)	(463)	(1,253)
Depreciation and amortization	4,755	2,041	12,391	8,238
Stock-based compensation	2,353	—	2,353	—
Adjusted EBITDA	$24,208	$17,568	$86,724	$60,243

Reconciliation of GAAP net income to non-GAAP net income
Net income attributable to RCIHH common stockholders	$10,612	$2,300	$46,041	$30,336
Amortization of intangibles	1,994	49	2,118	258
Settlement of lawsuits	708	1,069	1,417	1,349
Impairment of assets	166	11,940	1,888	13,612
Gain on sale of businesses and assets	(1,709)	(67)	(2,375)	(522)
Costs and charges related to debt refinancing	—	694	—	694
Gain on debt extinguishment	—	—	(138)	(5,329)
Unrealized loss on equity securities	(1)	26	—	84
Gain on insurance	(55)	(1,044)	(463)	(1,253)
Stock-based compensation	2,353	—	2,353	—
Change in deferred tax asset valuation allowance	—	(632)	343	(632)
Net income tax effect	(670)	(143)	(729)	(1,845)
Non-GAAP net income	$13,398	$14,192	$50,455	$36,752

Reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share
Diluted shares	9,249,864	8,999,910	9,383,445	9,004,744
GAAP diluted earnings per share	$1.15	$0.26	$4.91	$3.37
Amortization of intangibles	0.22	0.01	0.23	0.03
Settlement of lawsuits	0.08	0.12	0.15	0.15
Impairment of assets	0.02	1.33	0.20	1.51
Gain on sale of businesses and assets	(0.18)	(0.01)	(0.25)	(0.06)
Costs and charges related to debt refinancing	—	0.08	—	0.08
Gain on debt extinguishment	—	—	(0.01)	(0.59)
Unrealized loss on equity securities	—	—	—	0.01
Gain on insurance	(0.01)	(0.12)	(0.05)	(0.14)

Stock-based compensation	0.25	—	0.25	—
Change in deferred tax asset valuation allowance	—	(0.07)	0.04	(0.07)
Net income tax effect	(0.07)	(0.02)	(0.08)	(0.20)
Non-GAAP diluted earnings per share	$1.45	$1.58	$5.38	$4.08

Reconciliation of GAAP operating income to non-GAAP operating income
Income from operations	$17,960	$3,617	$71,459	$38,548
Amortization of intangibles	1,994	49	2,118	258
Settlement of lawsuits	708	1,069	1,417	1,349
Impairment of assets	166	11,940	1,888	13,612
Gain on sale of businesses and assets	(1,709)	(67)	(2,375)	(522)
Costs and charges related to debt refinancing	—	57	—	57
Gain on insurance	(55)	(1,044)	(463)	(1,253)
Stock-based compensation	2,353	—	2,353	—
Non-GAAP operating income	$21,417	$15,621	$76,397	$52,049

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	25.2%	6.6%	26.7%	19.7%
Amortization of intangibles	2.8%	0.1%	0.8%	0.1%
Settlement of lawsuits	1.0%	1.9%	0.5%	0.7%
Impairment of assets	0.2%	21.7%	0.7%	7.0%
Gain on sale of businesses and assets	-2.4%	-0.1%	-0.9%	-0.3%
Costs and charges related to debt refinancing	—%	0.1%	—%	—%
Gain on insurance	-0.1%	-1.9%	-0.2%	-0.6%
Stock-based compensation	3.3%	—%	0.9%	—%
Non-GAAP operating margin	30.0%	28.4%	28.5%	26.7%

Reconciliation of net cash provided by operating activities to free cash flow
Net cash provided by operating activities	$17,755	$9,774	$64,509	$41,991
Less: Maintenance capital expenditures	3,213	1,299	5,598	5,907
Free cash flow	$14,542	$8,475	$58,911	$36,084

RCI HOSPITALITY HOLDINGS, INC.
SEGMENT INFORMATION
(in thousands)

	For the Three Months Ended		For the Twelve Months Ended
	September 30,	September 30,	September 30,	September 30,
	2022	2021	2022	2021
Revenues
Nightclubs	$56,612	$40,333	$206,251	$137,348
Bombshells	14,032	14,403	59,925	56,621
Other	734	205	1,444	1,289
	$71,378	$54,941	$267,620	$195,258

Income (loss) from operations
Nightclubs	$22,477	$6,502	$82,798	$43,815
Bombshells	2,169	3,001	11,504	13,264
Other	216	(72)	57	35
Corporate	(6,902)	(5,814)	(22,900)	(18,566)
	$17,960	$3,617	$71,459	$38,548

RCI HOSPITALITY HOLDINGS, INC.
NON-GAAP SEGMENT INFORMATION
($ in thousands)

	For the Three Months Ended September 30, 2022					For the Three Months Ended September 30, 2021
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$22,477	$2,169	$216	$(6,902)	$17,960	$6,502	$3,001	$(72)	$(5,814)	$3,617
Amortization of intangibles	1,925	1	61	7	1,994	46	3	—	—	49
Stock-based compensation	—	—	—	2,353	2,353	—	—	—	—	—
Settlement of lawsuits	709	—	—	(1)	708	38	21	—	1,010	1,069
Costs and charges related to debt refinancing	—	—	—	—	—	17	—	—	40	57
Impairment of assets	166	—	—	—	166	11,940	—	—	—	11,940
Loss (gain) on sale of businesses and assets	(1,666)	—	—	(43)	(1,709)	(82)	16	—	(1)	(67)
Gain on insurance	(55)	—	—	—	(55)	(1,044)	—	—	—	(1,044)
Non-GAAP operating income (loss)	$23,556	$2,170	$277	$(4,586)	$21,417	$17,417	$3,041	$(72)	$(4,765)	$15,621

GAAP operating margin	39.7%	15.5%	29.4%	-9.7%	25.2%	16.1%	20.8%	-35.1%	-10.6%	6.6%
Non-GAAP operating margin	41.6%	15.5%	37.7%	-6.4%	30.0%	43.2%	21.1%	-35.1%	-8.7%	28.4%

	For the Twelve Months Ended September 30, 2022					For the Twelve Months Ended September 30, 2021
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$82,798	$11,504	$57	$(22,900)	$71,459	$43,815	$13,264	$35	$(18,566)	$38,548
Amortization of intangibles	2,042	6	61	9	2,118	187	14	57	—	258
Stock-based compensation	—	—	—	2,353	2,353	—	—	—	—	—
Settlement of lawsuits	1,287	18	—	112	1,417	275	59	5	1,010	1,349
Costs and charges related to debt refinancing	—	—	—	—	—	17	—	—	40	57
Impairment of assets	1,238	650	—	—	1,888	13,612	—	—	—	13,612
Loss (gain) on sale of businesses and assets	(2,010)	17	—	(382)	(2,375)	(580)	72	—	(14)	(522)
Gain on insurance	(463)	—	—	—	(463)	(1,209)	—	—	(44)	(1,253)
Non-GAAP operating income (loss)	$84,892	$12,195	$118	$(20,808)	$76,397	$56,117	$13,409	$97	$(17,574)	$52,049

GAAP operating margin	40.1%	19.2%	3.9%	-8.6%	26.7%	31.9%	23.4%	2.7%	-9.5%	19.7%
Non-GAAP operating margin	41.2%	20.4%	8.2%	-7.8%	28.5%	40.9%	23.7%	7.5%	-9.0%	26.7%

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Three Months Ended		For the Twelve Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$10,581	$2,288	$46,060	$30,150
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	4,755	2,041	12,391	8,238
Deferred income tax benefit	3,489	(823)	3,080	(1,253)
Gain on sale of businesses and assets	(1,688)	(88)	(2,970)	(714)
Impairment of assets	166	11,940	1,888	13,612
Unrealized loss (gain) on equity securities	(1)	26	—	84
Amortization of debt discount and issuance costs	115	151	314	311
Gain on debt extinguishment	—	—	(83)	(5,298)
Stock-based compensation	2,353	—	2,353	—
Noncash lease expense	882	447	2,607	1,729
Gain on insurance	(55)	(1,043)	(463)	(1,337)
Doubtful accounts expense (reversal) on notes receivable	—	(58)	753	(80)
Changes in operating assets and liabilities:
Accounts receivable	(3,586)	(5,078)	(175)	(769)
Inventories	(62)	(180)	(554)	(287)
Prepaid expenses, other current assets and other assets	3,658	1,774	387	4,120
Accounts payable, accrued and other liabilities	(2,852)	(1,623)	(1,079)	(6,515)
Net cash provided by operating activities	17,755	9,774	64,509	41,991
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of businesses and assets	6,058	2,202	10,669	5,415
Proceeds from insurance	133	858	648	1,152
Proceeds from notes receivable	55	35	182	130
Payments for property and equipment and intangible assets	(6,830)	(2,723)	(24,003)	(13,511)
Acquisition of businesses, net of cash acquired	(10,991)	—	(55,293)	—
Net cash provided by (used in) investing activities	(11,575)	372	(67,797)	(6,814)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt obligations	—	36,314	35,820	38,490
Payments on debt obligations	(4,180)	(38,333)	(14,894)	(49,178)
Purchase of treasury stock	(3,040)	—	(15,097)	(1,794)
Payment of dividends	(462)	(360)	(1,784)	(1,440)
Payment of loan origination costs	(18)	(1,149)	(463)	(1,174)
Net cash provided by (used in) financing activities	(7,700)	(3,528)	3,582	(15,096)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,520)	6,618	294	20,081
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	37,500	29,068	35,686	15,605
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$35,980	$35,686	$35,980	$35,686

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	September 30,
	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$35,980	$35,686
Accounts receivable, net	8,510	7,570
Current portion of notes receivable	230	220
Inventories	3,893	2,659
Prepaid expenses and other current assets	1,499	1,928
Assets held for sale	1,049	4,887
Total current assets	51,161	52,950
Property and equipment, net	224,615	175,952
Operating lease right-of-use assets, net	37,048	24,308
Notes receivable, net of current portion	4,691	2,839
Goodwill	67,767	39,379
Intangibles, net	144,049	67,824
Other assets	1,407	1,367
Total assets	$530,738	$364,619

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$5,482	$4,408
Accrued liabilities	11,328	10,403
Current portion of long-term debt, net	11,896	6,434
Current portion of operating lease liabilities	2,795	1,780
Total current liabilities	31,501	23,025
Deferred tax liability, net	30,562	19,137
Long-term debt, net of current portion and debt discount and issuance costs	190,567	118,734
Operating lease liabilities, net of current portion	36,001	24,150
Other long-term liabilities	349	350
Total liabilities	288,980	185,396

Commitments and contingencies

Equity
Preferred stock	—	—
Common stock	92	90
Additional paid-in capital	67,227	50,040
Retained earnings	173,950	129,693
Total RCIHH stockholders' equity	241,269	179,823
Noncontrolling interests	489	(600)
Total equity	241,758	179,223
Total liabilities and equity	$530,738	$364,619